CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust II regarding the Prospectus and Statement of Additional Information of Balter European L/S Small Cap Fund, a series of Northern Lights Fund Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 18, 2015